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                                EXHIBIT 24.3.10.




                INDEPENDENT AUDITORS' AGREEMENT WITH DISCLOSURES


                                       OF


                         MENDOZA BERGER & COMPANY, LLP



                              DATED MARCH 1, 2004



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                                    MENDOZA
                                     BERGER
                                  COMPANY, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS






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                INDEPENDENT AUDITORS' AGREEMENT WITH DISCLOSURES


Office of the Chief Accountant
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

      Re:   MSTG Solutions, Inc., a Nevada corporation
            SEC Commission File Number 333-101552
            Form SB-2 (Amendment No. 6) - Agreement with Disclosures


To the Office of the Chief Accountant:

We agree with the following disclosure concerning the change in accountants which is contained in the Form SB-2 (Amendment No. 5) and also contained in the Form SB-2 (Amendment No. 6) filed by MSTG Solutions, Inc., a Nevada corporation:

                                   "EXPERTS

      The Financial Statements for the years ended July 31, 2002 (audited) has been included in reliance upon the report of Mendoza Berger & Company, LLP and upon the authority of Mendoza Berger & Company, LLP as experts in accounting and auditing. The Financial Statements for the year ended July 31, 2003 (audited) and for the three months ended October 31, 2003 and 2002 (unaudited) have been included in reliance upon the report of Spicer Jeffries, LLP and upon the authority of Spicer Jeffries, LLP as experts in accounting and auditing.

      Mendoza Berger & Company, LLP, certified public accountants, was our independent auditors from the Company's inception through October 15, 2003. On October 15, 2003 we dismissed Mendoza Berger & Company, LLP and hired Spicer Jeffries LLP, certified public accountants, as our independent auditors. At no time during the past two fiscal years prior to the dismissal of Mendoza Berger & Company, LLP has our auditors' report on our Financial Statements had an adverse opinion or a disclaimer of opinion and/or was it qualified or modified as to uncertainty, audit scope and/or accounting principles. The decision to change auditors was approved by our Board of Directors. At no time since our inception have we had any disagreement with our former or current independent auditors on any matter which would give rise to any obligation on our part or on the part of independent auditors to disclose such a disagreement."


MENDOZA BERGER & COMPANY, LLP
CERTIFIED PUBLIC ACCOUNTANTS


/s/  Mendoza Berger & Company, LLP

Irvine, California
March 1, 2004